Fourth Quarter and Full Year 2017 Results Conference Call March 9, 2018 Exhibit 99.2

2 Forward-Looking Statements and Non-GAAP Financial Measures This presentation includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to our ability to close the acquisition of and integrate the Intermedix business as planned, our ability to enter into contracts to provide services to Ascension Medical Group and Presence Health, our ability to successfully deliver on our commitments to Intermountain and Ascension, our ability to successfully integrate transitioned Ascension employees, our ability to achieve or maintain profitability and retain existing customers or acquire new customers, risks associated with the implementation of our technologies or services with our customers or implementation costs that exceed our expectations, fluctuations in our quarterly results of operations and cash flows, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, and any other periodic reports that the Company files with the Securities and Exchange Commission. This presentation includes the following non-GAAP financial measures : Gross Cash Generated and Net Cash Generated from Customer Contracting Activities (on a historical basis), free cash flow (on a historical basis) and Adjusted EBITDA (on a historical and projected basis). Please refer to the Appendix located at the end of this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

3 Q4 and Full Year 2017 Financial Highlights Fourth Quarter Financial Highlights ▪ Revenue of $140.3 million, up $17.1 million sequentially ▪ GAAP net loss of $40.2 million, down $36.6 million sequentially ▪ Adjusted EBITDA of $5.7 million, up $2.6 million sequentially ▪ Includes $0.5 million of legal costs primarily related to Intermountain contract Full Year 2017 Financial Highlights ▪ Revenue of $449.8 million ▪ GAAP net loss of $58.8 million ▪ Adjusted EBITDA of $4.1 million Additional Highlights ▪ $33 million free cash flow in 2H’17 ▪ Driven by positive adjusted EBITDA in 2H’17 and working capital

4 2017 Highlights First Quarter ▪ Announced new company brand and vision ▪ Listed on Nasdaq and early-adopted ASC 606 accounting Second Quarter ▪ Expanded Ascension relationship in Wisconsin; added Physician business ▪ Launched Modular Solutions; followed by hiring of chief commercial officer Third Quarter ▪ Strategic partnership with Phreesia ▪ Launched front-end transformation pilot sites Fourth Quarter ▪ Completed buildout of commercial team ▪ Exited 2017 with robust qualified pipeline of new leads Overall 2017 ▪ Onboarded $8.5 billion in NPR ▪ Increased headcount by 4,700

5 2018 Announcements Year-to-Date ▪ Intermountain Healthcare ▪ 10-year exclusive operating partner agreement, increases NPR under management by $800M ▪ R1 technology suite fully deployed across 23 hospitals, core platform for RCM workflow, data validation and analytics ▪ Onboarding expected to begin in April ▪ Presence Health ▪ Presence has $2.2 billion in NPR, including $100 million in Physician NPR ▪ Contract signing expected in Q2’18, and onboarding to begin shortly thereafter ▪ Intermedix ▪ Transaction expected to close in Q2’18, subject to HSR approval and other closing conditions ▪ Intermedix will add deep capabilities to serve non-acute markets, increase target addressable market by $40 billion, and accelerates onboarding of $3.2 billion in physician NPR ▪ Ascension Medical Group ▪ Contract signing expected in Q2’18, and onboarding scheduled to begin in Q3 or Q4 2018 ▪ Lessons learned from Wisconsin, and capacity/capability from Intermedix should allow for easier deployment and faster value creation

6 Technology and Commercial Update ▪ Technology ▪ Announced general availability of R1 Patient Experience platform at HIMSS’18 ▪ R1 Automate – expect to have more than 100 RPA programs by year-end ▪ Intermedix to add full suite of physician practice management services and related technology ▪ Commercial ▪ Commercial effort fully ramped up, driving company’s awareness in the market ▪ Prospective customer funnel is growing ▪ Actively involved in discussions with integrated health systems ▪ Considerable inbound interest for both modular and end-to-end offerings

7 2018 Goals Growth Goals ▪ Signing of new end-to-end agreement ▪ Launch patient experience platform Operational Goals ▪ High-quality deployment across newly signed business ▪ Expansion of R1 Automate capability Strategic Goals ▪ Close Intermedix acquisition ▪ Leverage Intermedix platform to deliver a highly differentiated physician-acute RCM platform to our customers and the market

8 4Q’17 non-GAAP Results – Q/Q and Y/Y Comparison ($ in millions) 4Q’17 3Q’17 4Q’16 Key change driver(s) Revenue (for 2017); Gross Cash Generated (for 2016) $140.3 $123.2 $69.9 • Q/Q: Onboarding of Wisconsin • Y/Y: Onboarding of Phase 2 and Wisconsin Cost of Services (non-GAAP) $121.9 $106.6 $58.2 • Q/Q: Onboarding of Wisconsin employees • Y/Y: Onboarding of Phase 2 and Wisconsin employees SG&A (non-GAAP) $12.7 $13.4 $12.1 • Seasonality in Q3, and expansion of commercial efforts Adjusted EBITDA (for 2017); Net Cash Generated (for 2016) $5.7 $3.1 ($0.4) • Q/Q and Y/Y improvement due to EBITDA contribution from onboarded ABMs A reconciliation of non-GAAP to GAAP measures is provided in the Appendix of this presentation

9 2017 vs. 2016 Results (non-GAAP) ($ in millions) 2017 2016 y/y chg. Key change driver(s) Revenue (for 2017); Gross Cash Generated (for 2016) $449.8 $208.7 115.6% • Onboarding of Ascension Phase-1 and Phase-2 Cost of Services (non-GAAP) $397.3 $184.1 115.8% • Onboarding of Ascension employees SG&A (non-GAAP) $48.4 $51.4 (5.9%) • Restructuring actions taken in 2016 • Executive-related severance in 2016 Adjusted EBITDA (for 2017); Net Cash Generated (for 2016) $4.1 ($26.8) N/A • Combination of above reasons

10 Additional Commentary ▪ Cash and equivalents of $166 million as of 12/31/17, incl. restricted cash ▪ Increased $22 million from 9/30/17, driven by: ▪ $5.7 million adjusted EBITDA in Q4 ▪ Positive contribution from working capital ▪ $1.8M Acquisition-related diligence costs in Q4 2017 ▪ Continued diligence costs related to Intermedix acquisition ▪ Costs included in GAAP financials but not reflected in non-GAAP adjusted EBITDA

11 Preliminary 2018 Financial Outlook1 ($ in millions) Prior 2018 Outlook (provided 1/8/18) Revenue $675 – $725 GAAP Operating Income $5 – $15 Adjusted EBITDA $40 – $50 NPR growth assumptions – $B New customer $3.0 Total $3.0 Updated 2018 Outlook (provided 2/28/18) $850 – $900 ($30)-($55) $50 – $55 NPR growth assumptions – $B Intermountain Health $4.6 Presence Health $2.2 Ascension Medical Group $2.0 Total $8.8 Note: Adjusted EBITDA is a non-GAAP measure, please refer to the Appendix for a reconciliation of non-GAAP financial measures. Updated guidance absorbs ~$25 million of upfront costs associated with onboarding of new business announced in 2018 Note1: Preliminary outlook subject to changes including but not limited to adoption of ASC 606 accounting for Intermedix, depreciation of fixed assets, purchase-price accounting for amortization of intangibles, signing of Ascension Medical Group and Presence Health contracts, and closing date of Intermedix acquisition.

12 Preliminary 2020 Financial Outlook1 ($ in millions) Prior 2020 Outlook (provided 1/8/18) Revenue $800 – $900 GAAP Operating Income $80 – $100 Adjusted EBITDA $120 – $135 Updated 2020 Outlook (provided 2/26/18) $1,200 – $1,300 $115 – $155 $225 – $250 Note: Adjusted EBITDA is a non-GAAP measure, please refer to the Appendix for a reconciliation of non-GAAP financial measures. Note1: Preliminary outlook subject to changes including but not limited to adoption of ASC 606 accounting for Intermedix, depreciation of fixed assets, purchase-price accounting for amortization of intangibles, signing of Ascension Medical Group and Presence Health contracts, and closing date of Intermedix acquisition.

Appendix

14 Use of Non-GAAP Financial Measures ▪ In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this presentation. ▪ For the three months and year ended December 31, 2017: As of January 1, 2017, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). Subsequent to adoption of Topic 606, the non-GAAP financial measure referenced in the press release is adjusted EBITDA. Adjusted EBITDA is defined as GAAP net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items. ▪ For the three months and year ended December 31, 2016: Prior to the adoption of Topic 606, non-GAAP financial measures utilized by the company included gross cash generated from customer contracting activities, and net cash generated from customer contracting activities. Gross cash generated from customer contracting activities was defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities was the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities was defined as net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, severance and certain other items, and change in deferred customer billings. Deferred customer billings included the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that did not meet our prior revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities and customer liabilities – related party balance in the condensed consolidated balance sheets available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. ▪ Our Board and management team use non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees. ▪ Free cash flow is defined as cash flow from operations less capital expenditures. ▪ These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

15 Reconciliation of GAAP net services revenue to non-GAAP Gross Cash Generated from Customer Contracting Activities (for 2016 only) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross cash generated from customer contracting activities that was utilized by the Company in 2016 is not applicable for 2017. Gross cash generated from customer contracting activities has been provided for the three months and year ended December 31, 2016 as it is the most comparable metric to net services revenue for the three months and year ended December 31, 2017. Due to rounding, numbers presented in this table may not add up precisely to the totals provided. $ in millions Three Months Ended December 31, 2016 Year Ended December 31, 2016 Net Services Revenue Change in deferred customer billings Gross cash generated Net Services Revenue Change in deferred customer billings Gross cash generated RCM services: net operating fees $68.5 $(12.8) $55.7 $368.8 $(218.3) $150.5 RCM services: incentive fees 24.8 (19.5) 5.3 191.3 (162.2) 29.1 RCM services: other 8.0 (3.9) 4.1 16.3 (3.3) 13.0 Other services fees 4.8 — 4.8 16.1 — 16.1 Total $106.2 $(36.2) $69.9 $592.6 $(383.8) $208.7

Reconciliation of GAAP to non-GAAP Financials

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
	(Unaudited)	(Unaudited)			(Unaudited)	(Unaudited)
RCM services: net operating fees	$ 119.4	$ 68.5	$ 104.6	$49.0	$ 374.8	$ 368.8
RCM services: incentive fees	8.8	24.8	7.5	68.5	29.0	191.3
RCM services: other	3.8	8.0	2.8	3.8	13.6	16.3
Other services fees	8.3	4.8	8.3	4..2	32.4	16.1
Net Services Revenue	$ 140.3	$ 106.2	$ 123.2	$125.5	$ 449.8	$ 592.6
Change in deferred customer billings (non-GAAP)	n.a.	(36.3)	n.a.	(65.8)	n.a.	(383.9)
Gross cash generated from customer contracting activities (non-GAAP)	n.a.	$ 69.9	n.a.	59.7	n.a.	$ 208.7
Net income (loss)	$ (40.2)	$ 13.2	$ (3.6)	$37.4	$ (58.8)	$ 177.1
Net interest income	(0.1)	(0.1)	-	(0.1)	(0.2) -	(0.3)
Income tax provision (benefit)	36.6	14.5	(1.5)	24.1	31.5	121.1
Depreciation and amortization expense (GAAP)	4.8	2.9	4.5	2.7	16.3	10.2
Share-based compensation expense (GAAP)	2.5	4.6	2.4	4.8	10.7	28.1
Other (GAAP)	2.1	0.8	1.4	0.5	4.7	20.8
Adjusted EBITDA (non-GAAP)	$ 5.7	$ 35.9	$ 3.1	$69.4	$ 4.1	$ 357.0
Change in deferred customer billings (non-GAAP)	n.a.	(36.3)	n.a.	(65.8)	n.a.	(383.9)
Net cash generated from customer contracting activities (non-GAAP)	n.a.	$ (0.4)	n.a.	$3.6	n.a.	$ (26.8)

n.m. - not meaningful
n.a. - not applicable
Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities, that was utilized by the Company in 2016, is not applicable for 2017. Gross and net cash generated from customer contracting activities has been provided for the three months and year ended December 31, 2016 as they are the most comparable metric to net services revenue and adjusted EBTIDA for the three months and year ended December 31, 2017.
Due to rounding, numbers may not add up precisely to the totals provided.

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Reconciliation of GAAP to non-GAAP Financials

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow (for 2H'17)

$ in millions

	Six months ended June 30, 2017	Twelve months ended December 31, 2017	Free cash flow change in 2H'17
Net cash provided by (used in) operating activities	($22.9)	$20.9	$43.8
Less: Purchases of property, equipment, and software	($23.2)	($33.6)	($10.4)
Free cash flow during period	**($46.1)**	**($12.7)**	**$33.4**

Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services

$ in millions

	Three Months Ended December 31,		Three Months Ended September 30,		Twelve Months Ended December 31,	
	2017	**2016**	**2017**	**2016**	**2017**	**2016**
Cost of services	127.2	62.1	$ 111.8	$ 47.4	416.3	199.7
Less:						
Share-based compensation expense	1.2	1.3	1.2	1.3	4.5	6.1
Depreciation and amortization expense	4.1	2.6	4.0	2.6	14.5	9.5
Non-GAAP cost of services	**$ 121.9**	**$ 58.2**	**$ 106.6**	**$ 43.5**	**$ 397.3**	**$ 184.1**

Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative

$ in millions

	Three Months Ended December 31,		Three Months Ended September 30,		Twelve Months Ended December 31,	
	2017	**2016**	**2017**	**2016**	**2017**	**2016**
Selling, general and administrative	$ 14.7	$ 15.7	$ 15.1	$ 16.2	$ 56.3	$ 74.1
Less:						
Share-based compensation expense	1.3	3.3	1.2	3.5	6.1	22.0
Depreciation and amortization expense	0.7	0.3	0.5	0.1	1.8	0.7
Non-GAAP selling, general and administrative	**$ 12.7**	**$ 12.1**	**$ 13.4**	**$ 12.6**	**$ 48.4**	**$ 51.4**

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Consolidated non-GAAP Financial Information

$ in millions

	Three Months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)	
RCM services: net operating fees	$ 119.4	$ 55.7	$ 374.8	$ 150.5
RCM services: incentive fees	8.8	5.3	29.0	29.1
RCM services: other	3.8	4.1	13.6	13.0
Other services fees	8.3	4.8	32.4	16.1
Net services revenue (GAAP) (2017), Gross cash generated from customer contracting activities (non-GAAP) (2016) (2)	**$ 140.3**	**$ 69.9**	**$ 449.8**	**$ 208.7**
Operating expenses (1) :				
Cost of services (non-GAAP)	121.9	58.2	397.3	184.1
Selling, general and administrative (non-GAAP)	12.7	12.1	48.4	51.4
Sub-total	**$ 134.6**	**$ 70.3**	**$ 445.7**	**$ 235.5**
Adjusted EBITDA (non-GAAP) (2017), Net cash generated from customer contracting activities (non-GAAP) (2016) (2)	**$ 5.7**	**$ (0.4)**	**$ 4.1**	**$ (26.8)**

(1) Excludes share-based compensation, depreciation and amortization and other costs

(2) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three months and year ended December 31, 2016 as they are the most comparable metric to net services revenue and adjusted EBITDA, respectively, for the three months and year ended December 31, 2017.

R1 | 18

19 Reconciliation GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance $ in millions Prior Outlook (provided on 1/08/18) Updated 2018 and 2020 Outlook (provided on 2/26/18) $ in millions 2018 2020 GAAP perating Income Guidance ($30)-($55) $115-$155 Plus: Depreciation and amortization expense $25-$30 $30-$40 Share-based compensation expense $15-$20 $20-$25 Amortization of intangibles $15-$30 $25-$40 Transaction expenses, severance and other costs $15-$20 $5-$10 Adjusted EBITDA Guidance $50-$55 $225-$250 2018 2020 GAAP Operating Income Guidance $5-$15 $80-$100 Plus: Depreciation and amortization expense $13-$18 $15-$20 Share-based compensation expense $15-$20 $15-$20 Severance and other costs $3-$5 $3-$5 Adjusted EBITDA Guidance $40-$50 $120-$135